EXHIBIT 21.1
SUBSIDIARIES OF UPBOUND GROUP, INC.
AS OF DECEMBER 31, 2022
Acima Holdings, LLC, a Utah limited liability company
Acima Digital, LLC, a Utah limited liability company
Acima Solutions, LLC, a Utah limited liability company
Braveheart Acquisition, LLC, a Delaware limited liability company
Get It Now, LLC, a Delaware limited liability company
Legacy Insurance Co., Ltd., a Bermuda limited company
RAC National Product Service, LLC, a Delaware limited liability company (now known as Rent-A-Center, LLC)
RAC Acceptance East, LLC, a Delaware limited liability company
RAC Mexico Holdings I, LLC, a Delaware limited liability company
RAC Mexico Holdings II, LLC, a Delaware limited liability company
RAC Mexico Operaciones, S. DE R.L. DE C.V., a México S. DE R.L. DE C.V.

Rent-A-Center East, Inc., a Delaware corporation
Rent-A-Center Franchising International, Inc., a Texas corporation
Rent-A-Center International, Inc., a Delaware corporation
Rent-A-Center Texas, L.P., a Texas limited partnership
Rent-A-Center Texas, L.L.C., a Nevada limited liability company
Rent-A-Center West, Inc., a Delaware corporation